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                      OPINION AND CONSENT OF LEGAL COUNSEL

                                    EXHIBIT 5

                          ZUKERMAN GORE & BRANDEIS, LLP
                                Attorneys at Law
                                900 Third Avenue
                               New York, NY 10022



December 5, 1997


Board of Directors
MEDICAL DEVICE TECHNOLOGIES, INC.
9171 Towne Centre Drive, Suite 355
San Diego, CA  92122

Re:      Medical Device Technologies, Inc.
         Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel for Medical Device Technologies, Inc., a Utah corporation (the "Company") in connection with the preparation and filing by the Company of a registration statement on Form S-8, and the two prospecti that form a part thereof (the "Registration Statement" and "Prospecti", respectively) under the Securities Act of 1933, as amended, relating to the registration by the Company of an aggregate of 5,000,000 shares of the Company's common stock, par value $.15 per share (the "Common Stock"), pursuant to the Company's 1997 Stock Compensation Plan, as amended, (the "Plan"), to be issued to employees and consultants of the Company.

     We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company and where applicable, agreements, certificates of public officials, certificates of officers and representatives of the Company, and others, and such other documents, including the Plan, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and its predecessor-in-interest and others.

         Based on the foregoing, we are of the opinion that:

     All shares of Common Stock have been duly authorized and, when issued and sold in accordance with each of the Prospecti, will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement as attorneys who have passed upon the validity of the shares of Common Stock.

     We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/S/ZUKERMAN GORE & BRANDEIS, LLP


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